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                                                                Exhibit 99.16(a)



                             COMPASS CAPITAL FUNDS(R)
                                  (the "Fund")

                                 CODE OF ETHICS
                                 --------------

I.   Legal Requirement.
     -----------------

     Rule 17j-1(a) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or trustee of the Fund in connection with the purchase or sale by such person of a security "held or to be acquired" by the Fund:

          1.   To employ any device, scheme or artifice to defraud the Fund;

          2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

          4. To engage in any manipulative practice with respect to the Fund's investment portfolios.


II.  Purpose of the Code of Ethics.
     -----------------------------

     The Fund expects that its officers and trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Fund's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

     In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994

Report on "Personal Investment Activities of Investment Company Personnel," the Fund has determined to adopt this Code of Ethics on behalf of the Fund to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.


III. Definitions.
     -----------

     A. An "Access Person" means: (1) each trustee or officer of the Fund; (2) each employee (if any) of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

          For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Fund's investment adviser, sub-advisers or principal underwriter in compliance with Rule 17j-1 of the 1940 Act and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable.

     B. "Restricted Trustee" or "Restricted Officer" means each trustee or officer of the Fund who is not also a trustee, officer, partner, employee or controlling person of the Fund's investment adviser, custodian, transfer agent, or distributor, or of any sub-adviser or administrator of the Fund.

     C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

     D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Fund, or (2) is being or has been considered by the Fund, its investment adviser or a sub-adviser for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell.

     E.   "Exempt Security" means:

          1. Securities which the Fund's investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Fund's then current prospectus(es) under the Securities Act of 1933 or the Fund's registration statement on Form N-1A.

          2. Securities issued by the Government of the United States (i.e., U.S. Treasury securities), short-term debt securities which are "government securities" within the meaning of section 2(a)(16) of the 1940 Act (which includes securities of the U.S. Government and its instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies.

          3. Securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000.

          4. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

          5. Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Fund.

          6. Securities acquired as a part of an automatic dividend reinvestment plan.

          7. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV.  Policies of the Fund Regarding Personal Securities Transactions.
     ---------------------------------------------------------------

     A.   General Policy.
          --------------

          No Access Person of the Fund shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(a) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

     B.   Specific Policies.
          -----------------

          1.   Restrictions on Personal Securities Transactions By Access
               ----------------------------------------------------------
               Persons Other Than Restricted Trustees and Restricted Officers.
               --------------------------------------------------------------

               a. No Access Person who is not a Restricted Trustee or Restricted Officer may buy or sell securities other than Exempt Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Fund's investment adviser prior to effecting such
                                                  -----
                    security transaction.

                    A written authorization for such security transaction will be provided by the investment adviser's Compliance Officer to the person receiving the authorization (if granted) and to PFPC Inc. ("PFPC") to memorialize the oral authorization that was granted.

                      Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the investment adviser's Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.
                            -----

               b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

               c. No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser or a sub-adviser that the same security is being considered for purchase or sale for any portfolio of the Fund.

          2.   Restrictions on Personal Securities Transactions by Restricted
               --------------------------------------------------------------
               Trustees and Restricted Officers.
               --------------------------------

               The Fund recognizes that a Restricted Trustee and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Fund. In addition, it has been the practice of the Fund to give information about securities purchased or sold by the Fund or considered for purchase or sale by the Fund to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Fund or are considered for purchase or sale by the Fund. Accordingly, the Fund believes that less stringent controls are appropriate for Restricted Trustees and Restricted officers, as follows:

               a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Trustee or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the fifteen day period before the transaction in a security other than an Exempt Security or at the time of the transaction that the security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Fund or considered for the purchase or sale by the Fund.

               b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Trustee or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser or a sub-adviser that the same security is being considered for purchase or sale for any portfolio of the Fund.

V.   Procedures.
     ----------

     A. In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

          1. Each Access Person of the Fund other than a Restricted Trustee or Restricted Officer shall direct his or her broker to supply to the Compliance Officer of PFPC, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership[1] and copies of periodic statements for all securities accounts.

          2. Each Access Person of the Fund, other than a trustee who is not an "interested person" (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit A to PFPC, showing all transactions in securities other than Exempt Securities in which the person has, or by reason of such transaction acquires, any direct or indirect

--------------

1. You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

     (b) An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a
                           -------------------------------------
          beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

          For interpretive guidance on this test, you should consult counsel.

          beneficial ownership.(2) Such reports shall be filed no later than 10 days after the end of each calendar quarter.

     3. Each trustee who is not an "interested person" of the Fund shall submit the same quarterly report as required under paragraph 2 to PFPC, but only for a transaction in a security other than an Exempt Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by the Fund.

     4. PFPC shall notify each Access Person of the Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

     5. PFPC shall review the reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Fund's Board of Trustees ("Board"):

          a. with respect to any transaction that appears to evidence a possible violation of this Code; and

          b.   apparent violations of the reporting requirement stated herein.

     6. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and requiring such person to disgorge any profits to the Fund. The Board shall review the operation of this Code of Ethics at least once a year.

     7. The Fund's investment adviser, sub-advisers and principal underwriter shall adopt, maintain and

--------------

2.   See footnote 1 above.

               enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to PFPC and the Fund's counsel copies of such codes and all future amendments and modifications thereto.

          8. At each quarterly Board of Trustees' meeting, the investment adviser, sub-advisers and principal underwriter of the Fund shall report to the Fund's Board of Trustees:

               a. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Fund's investment adviser, sub-advisers or principal underwriter; and

               b. all disciplinary actions3 taken in response to such violations.

          9. At least once a year, the Fund's investment adviser, sub-advisers and principal underwriter shall provide to the Board a report which contains (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year and (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Fund's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations.

          10. This Code, the codes of the investment adviser, sub-advisers and principal underwriter, a copy of each report by an Access Person, any written report hereunder by PFPC, the Fund's investment adviser, sub-advisers or principal underwriter and lists of all persons required to make reports shall be preserved with the Fund's records for the period required by Rule 17j-1.

---------------

3. Disciplinary action includes, but is not limited to, any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring such person to disgorge profits.

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VI.  Certification.
     -------------

     Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by them. Each Access Person will further certify that he has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit B.


                                        The Board of Trustees of Compass Capital
                                        Funds(R)


                                        Date:    January 27, 1995

                                    Exhibit A

                             Compass Capital Funds

                          Securities Transaction Report


             For the Calendar Quarter Ended _______________________
                                               (month/day/year)


To: PFPC Inc., as Co-Administrator of Compass Capital Funds(R) (the "Fund")

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Fund:

                               Number of                           Nature of                Broker/Dealer
                               Shares or        Dollar Amount     Transaction                 or Bank
               Date of         Principal             of           (Purchase,                Through Whom
Security     Transaction        Amount           Transaction      Sale, Other)    Price       Effected
--------     -----------       --------         -------------     ------------    -----      ----------






     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.





                                              Signature:
                                                        -----------------
                                              Print Name:
                                                         ----------------

                                    Exhibit B

                             Compass Capital Funds(R)

                               ANNUAL CERTIFICATE



     Pursuant to the requirements of the Code of Ethics of Compass Capital Funds[R] (the "Fund"), the undersigned hereby certifies as follows:

     1.   I have read the Fund's Code of Ethics.

     2. I understand the Code of Ethics and acknowledge that I am subject to it.

     3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.



         Date:                                           ______________________
                                                         Print Name



                                                         ______________________
                                                         Signature

                                      B-1